Exhibit 10.1

BOTTOMLINE TECHNOLOGIES (de), INC.

AMENDMENT NO. 4 TO 2009 STOCK INCENTIVE PLAN

The 2009 Stock Incentive Plan of Bottomline Technologies (de), Inc., pursuant to Section 11(d) thereof, is hereby amended as follows:

Section 7(b), which currently reads as follows:

“(b) Terms and Conditions for All Restricted Stock Awards. The Board shall determine the terms and conditions of a Restricted Stock Award, including the conditions for vesting and repurchase (or forfeiture) and the issue price, if any.”

is deleted in its entirety and replaced with the following new Section 7(b):

“(b) Terms and Conditions for All Restricted Stock Awards. The Board shall determine the terms and conditions of a Restricted Stock Award, including the conditions for vesting and repurchase (or forfeiture) and the issue price, if any; provided, however, that the minimum vesting period of any Restricted Stock Award made on or after November 17, 2016 shall be at least one year.”

The following new Section 10(i) and Section 10(j) are hereby inserted at the end of Section 10:

“(i) Minimum One-Year Vesting. The terms and conditions of any Award made or granted on or after November 17, 2016 shall provide that no part of such Award shall vest or become exercisable prior to the first anniversary of the date such Award is made or granted, except that an Award may provide that it shall immediately vest or become immediately exercisable, in whole or in part, upon a Participant’s death, disability, termination from employment by the Company other than for Cause, or upon the occurrence of a Change in Control Event.”

“(j) CEO Grants and Minimum Holding Period. Any Award made or granted on or after November 17, 2016 to the Company’s Chief Executive Officer shall (i) have a vesting schedule of more than four years, and (ii) be subject to an additional one year holding period before any sale or transfer of shares that shall have vested may take place, other than as provided for in Section 10(e) relative to the sale of shares to cover minimum statutory tax obligations in respect of the vesting of such shares.”